Exhibit 4.13

EXECUTION VERSION

SUPPLEMENTAL INDENTURE NO. 5

This SUPPLEMENTAL INDENTURE NO. 5, dated as of January 22, 2014 (the “Supplemental Indenture”), between AMERICAN STORES COMPANY, LLC, a Delaware limited liability company and formerly a corporation incorporated under the laws of the State of Delaware, known as AMERICAN STORES COMPANY (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, American Stores Company and the original trustee, The First National Bank of Chicago, entered into the Indenture, dated as of May 1, 1995 (the “Indenture”), providing for the issuance of the unsecured debentures, notes and other evidences of indebtedness of American Stores Company;

WHEREAS, pursuant to Supplemental Indenture No. 1, dated as of January 23, 2004, the Company expressly assumed the obligations of American Stores Company under the Indenture;

WHEREAS, pursuant to Supplemental Indenture No. 2, dated as of July 6, 2005, the Company caused its then parent corporation, Albertson’s, Inc., a Delaware corporation (the “Guarantor”) to guaranty the obligations of the Company under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Supplemental Indenture No. 3, dated as of July 21, 2008, the Company added Section 3.11 to the Indenture to provide for the assignment of the Guarantee to SUPERVALU INC.;

WHEREAS, pursuant to Supplemental Indenture No. 4, dated as of March 21, 2013, the Company amended and restated Section 2.3 to the Indenture to provide certain limitations on the issuance of additional Securities pursuant to the Indenture;

WHEREAS, as of the date of this Supplemental Indenture, the following debentures and notes of the Company (collectively referred to herein as the “Securities”) have been issued under the Indenture and are outstanding: (i) 8.0% Debentures due June 1, 2026; (ii) 7.9% Debentures due 2017; (iii) 7.1% Medium Term Notes, Series B, due March 20, 2028 (the Securities of the series listed in the clauses (i), (ii), and (iii) of this recital being referred to hereinafter as the “Affected Series”); and (iv) 7.5% Debentures due 2037 (the “2037 Series”);

WHEREAS, Section 8.2 of the Indenture provides, among other things, with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of any series affected by such supplemental indenture, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may enter into this Supplemental Indenture; and

WHEREAS, Holders of the majority in aggregate principal amount of the Securities Outstanding under each of the Affected Series have consented to the amendments to the Indenture set forth below, and as of the date hereof, such consent has not been withdrawn;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary limited liability company action on the part of the Company; and

WHEREAS, pursuant to Section 8.2 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, and with the effect set forth in Article VI of this Supplemental Indenture, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

ARTICLE I

TABLE OF CONTENTS

Section 1.1 Amendment to Table of Contents. The Table of Contents of the Indenture is amended by deleting the titles to Sections 3.7, 3.8, 3.10, 3.11, and 9.1 and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE II

AMENDMENTS TO ARTICLE 3 – COVENANTS OF THE ISSUER

Section 2.1 Section 3.7 of the Indenture is hereby deleted and amended to read in its entirety as follows: “SECTION 3.7. [Intentionally omitted].”

Section 2.2 Section 3.8 of the Indenture is hereby deleted and amended to read in its entirety as follows: “SECTION 3.8. [Intentionally omitted].”

Section 2.3 Section 3.10 of the Indenture is hereby deleted and amended to read in its entirety as follows: “SECTION 3.10. [Intentionally omitted].”

Section 2.4 Section 3.11 of the Indenture is hereby deleted and amended to read in its entirety as follows “SECTION 3.11. [Intentionally omitted].”

ARTICLE III

AMENDMENTS TO ARTICLE 5 – REMEDIES OF THE

TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 3.1 Section 5.1 of the Indenture is hereby amended by deleting the text of subsections (c), (g) and (h) in their entirety and inserting in lieu thereof the following “[Intentionally omitted].”

[ASC Supplemental Indenture No. 5]

ARTICLE IV

AMENDMENTS TO ARTICLE 9 –

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 4.1 Section 9.1 of the Indenture is hereby deleted and amended to read in its entirety as follows: “SECTION 9.1: [Intentionally omitted].”

ARTICLE V

AMENDMENT TO ARTICLE 10 – SATISFACTION

AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 5.1 Section 10.1 of the Indenture is hereby amended by deleting the text of subsection (B)(c) in its entirety and inserting in lieu thereof the following: “[Intentionally omitted]; and”.

ARTICLE VI

Section 6.1 Effectiveness of Supplemental Indenture.

(a) This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto.

(b) This Supplemental Indenture shall affect the terms and conditions of the Affected Series only, and shall not have any effect on the terms and conditions of the Securities constituting the 2037 Series, as to which the Indenture shall continue as in effect immediately prior to the effectiveness of these Amendments (as hereinafter defined).

(c) Notwithstanding the foregoing, the amendments to the Indenture contained in Articles One through Five hereof (the “Amendments”) shall not become operative, and shall not be binding on the Company or the Trustee, until delivery by the Company to the Trustee of an Officer’s Certificate certifying that the applicable “Settlement Date” has occurred with respect to the tender offer and consent solicitation (the “Tender Offer”) contemplated by the Company’s Offer to Purchase and Consent Solicitation Statement dated December 13, 2013. In the event that the Company has not delivered the foregoing Officer’s Certificate to the Trustee prior to February 15, 2014, the Amendments shall not become operative and shall not bind the Company or the Trustee and this Supplemental Indenture shall lapse automatically and be of no further force or effect. Such lapse shall not preclude the Company and the Trustee from executing and delivering a replacement Supplemental Indenture if the applicable “Settlement Date” shall occur subsequently.

ARTICLE VII

Section 7.1 Defined Terms; Effect of Supplemental Indenture. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the

[ASC Supplemental Indenture No. 5]

Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 7.2 References to Deleted or Amended Provisions. All references in the Indenture as amended by Article One, Article Two, Article Three, Article Four and Article Five hereof, to any of the provisions deleted and eliminated or modified as provided herein, or to terms defined in such provisions, shall, as to the Affected Series, also be deemed deleted and eliminated or modified, as the case may be, in accordance with the terms of this Supplemental Indenture. Effective as of the date hereof, as to the Affected Series, none of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Sections or subsections and such deleted or modified Sections or subsections shall not be considered in determining whether an Event of Default has occurred or whether the Company has observed, performed or compiled with the provisions of the Indenture.

Section 7.3 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 7.4 Indenture and Supplemental Indenture Construed Together. This Supplement Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 7.5 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 7.6 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 7.7 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.8 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities; provided, however, that SUPERVALU INC. shall be a third-party beneficiary of Section 2.3 of the Indenture.

Section 7.9 Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[ASC Supplemental Indenture No. 5]

Section 7.10 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct of or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 7.11 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 7.12 Countersigned and Multiple Originals. This Agreement may be executed in two or more counterparts, each of which will be deemed an original. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 7.13 Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[ASC Supplemental Indenture No. 5]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 5 to be duly executed as of the date first written above.

AMERICAN STORES COMPANY, LLC

By:	NEW ALBERTSON’S, INC. its sole member

By:	/s/ Justin Dye
Name: Justin Dye Title: Chief Operating Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name: Title:

[ASC Supplemental Indenture No. 5]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 5 to be duly executed as of the date first written above.

AMERICAN STORES COMPANY, LLC

By:	NEW ALBERTSON’S, INC. its sole member

By:	/s/ Justin Dye
Name: Justin Dye Title: Chief Operating Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

[ASC Supplemental Indenture No. 5]

SUPPLEMENTAL INDENTURE NO. 4

This SUPPLEMENTAL INDENTURE NO. 4, dated as of March 21, 2013 (the “Supplemental Indenture”), between AMERICAN STORES COMPANY, LLC, a Delaware limited liability company and formerly a corporation incorporated under the laws of the State of Delaware, known as AMERICAN STORES COMPANY (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, American Stores Company and the original trustee, The First National Bank of Chicago, entered into the Indenture, dated as of May 1, 1995 (the “Indenture”), providing for the issuance of the unsecured debentures, notes and other evidences of indebtedness of American Stores Company;

WHEREAS, pursuant to Supplemental Indenture No. 1, dated as of January 23, 2004, the Company expressly assumed the obligations of American Stores Company under the Indenture;

WHEREAS, pursuant to Supplement Indenture No. 2, dated as of July 6, 2005, the Company caused its then parent corporation, Albertson’s, Inc., a Delaware corporation (the “Guarantor”) to guaranty the obligations of the Company under the Indenture (the “Guarantee”);

WHEREAS, on June 3, 2006 and as part of the sale of assets, operations and entities of the Guarantor, the Guarantor converted to Albertson’s LLC, a Delaware limited liability company, and was acquired by private investors, while a number of the Guarantor’s assets, operations and entities, including the Company, were transferred to the Guarantor’s subsidiary New Albertson’s, Inc., which itself, on the same date, subsequently merged with and into SUPERVALU INC., a Delaware corporation;

WHEREAS, pursuant to Supplemental Indenture No. 3, dated as of July 21, 2008, the Company added Section 3.11 to the Indenture to provide for the assignment of the Guarantee to SUPERVALU INC.;

WHEREAS, as of the date of this Supplemental Indenture, the following debentures and notes of the Company (collectively referred to herein as the “Securities”) have been issued under the Indenture and are outstanding: (i) 8.0% Debentures due June 1, 2026; (ii) 7.9% Debentures due 2017; (iii) 7.5% Debentures due 2037; and (iv) 7.1% Medium Term Notes, Series B, due March 20, 2028;

WHEREAS, Section 8.1 of the Indenture provides, among other things, that the Issuer and the Trustee may enter into a supplemental indenture without the consent of the Securityholders to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Securityholders; and

WHEREAS, in accordance with Section 8.1 of the Indenture, the Issuer wishes to enter into this Supplemental Indenture to add a covenant to the Indenture that is for the protection of the Securityholders.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

ARTICLE I

ADDITIONAL COVENANT

Section 1.1 Amendment to the Indenture. The first paragraph of Section 2.3 shall be amended and restated in its entirety as follows:

“Section 2.3. Amount Unlimited: Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited; provided, however, that after March [21], 2013 and until the date on which the Guarantee provided pursuant to Section 3.10 of this Indenture (as assigned to and assumed by SUPERVALU INC. pursuant to that certain Assignment and Assumption Agreement, dated as of July 21, 2008) is released or terminated, no further Securities may be authenticated and delivered under this Indenture without the prior written consent of SUPERVALU INC., other than in connection with the transfer or exchange of Securities, or the exchange and substitution of any mutilated, defaced, destroyed, lost or stolen Securities.”

Section 1.2 Trustee’s Acceptance. The Trustee hereby accepts the Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1 Defined Terms; Effect of Supplemental Indenture. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.3 Indenture and Supplemental Indenture Construed Together. This Supplement Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

2

Section 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 2.5 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 2.6 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities; provided, however, that SUPERVALU INC. shall be a third-party beneficiary of Section 2.3 of the Indenture.

Section 2.8 Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.9 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct of or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.10 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 2.11 Countersigned and Multiple Originals. This Agreement may be executed in two or more counterparts, each of which will be deemed an original. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 2.12 Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 4 to be duly executed as of the date first written above.

AMERICAN STORES COMPANY, LLC

By:	NEW ALBERTSON’S, INC. its sole member

By:
Name: Title:

[Signature page to Supplemental

Indenture No. 4]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 4 to be duly executed as of the date first written above.

AMERICAN STORES COMPANY, LLC

By:	NEW ALBERTSON’S, INC. its sole member

By:
Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Title:	Richard Prokosch Vice President

4

SUPPLEMENTAL INDENTURE NO. 3

This SUPPLEMENTAL INDENTURE NO. 3, dated as of July 21, 2008 (the “Supplemental Indenture”), between AMERICAN STORES COMPANY, LLC, a Delaware limited liability company and formerly a corporation incorporated under the laws of the State of Delaware, known as AMERICAN STORES COMPANY (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, American Stores Company and the original trustee, The First National Bank of Chicago, entered into the Indenture, dated as of May 1, 1995 (the “Indenture”), providing for the issuance of the unsecured debentures, notes and other evidences of indebtedness of American Stores Company;

WHEREAS, pursuant to Supplemental Indenture No. 1, dated as of January 23, 2004, the Company expressly assumed the obligations of American Stores Company under the Indenture;

WHEREAS, pursuant to Supplement Indenture No. 2, dated as of July 6, 2005, the Company caused its then parent corporation, Albertson’s, Inc., a Delaware company to Guaranty the obligations of the Company under the Indenture;

WHEREAS, on June 2, 2006 and as part of the sale of assets, operations and entities of the Guarantor, the Guarantor converted to Albertson’s LLC, a Delaware limited liability company and was acquired by private investors, while a number of the Guarantor’s assets, operations and entities, including the Company, were transferred to Guarantor’s subsidiary New Albertson’s, Inc., which itself, on the same date, subsequently merged with an into SUPERVALU INC. a Delaware company.

WHEREAS, as of the date of this Supplemental Indenture, the following debentures and notes of the Company (collectively referred to herein as the “Securities”) have been issued under the Indenture and are outstanding: (i) $350 Million of 8.0% Debentures due June 1, 2026; (ii) $100 Million of 7.9% Debentures due 2017; (iii) $200 Million of 7.4% Debentures due 2037; and (v) $100 Million of 7.1 % Medium Term Notes, Series B, due March 20, 2028;

WHEREAS, Section 8.1 of the Indenture provides, among other things, that the Issuer and the Trustee may enter into a supplemental indenture without the consent of the Securityholders to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Securityholders; and

WHEREAS, in accordance with Section 8.1 of the Indenture, the Issuer wishes to enter into this Supplemental Indenture to add a covenant to the Indenture that is for the protection of the Securityholders.

1

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

ARTICLE I

ADDITIONAL COVENANT

Section 1.1 Amendment to the Indenture. Section 3.11 shall be added to the Indenture and will state in its entirety as follows:

“Section 3.11. Assignment of Parent Guarantee. Within 30 days of July 21, 2008, Issuer will cause both (a) Guarantor, Albertson’s, LLC. to assign the Guarantee to SUPERVALU INC. and (b) SUPERVALU INC. to assume, the obligations of the Guarantee by execution of an Assignment and Assumption Agreement. Upon execution of such Assignment and Assumption Agreement, SUPERVALU INC. shall henceforth take the place of Albertson’s LLC as Guarantor and Albertson’s LLC shall henceforth be released from any and all obligations required of such Guarantor.

Section 1.2 Form of Assignment and Assumption Agreement. The Assignment and Assumption Agreement to be executed pursuant to Section 3.11 of the Indenture with respect to the Guarantee shall be substantially in the form attached as Exhibit A to this Supplemental Indenture.

Section 1.3 Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1 Defined Terms; Effect of Supplemental Indenture. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.3 Indenture and Supplemental Indenture Construed Together. This Supplement Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 2.5 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

2

Section 2.6 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

Section 2.8 Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.9 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct of or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.10 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 2.11 Countersigned and Multiple Originals. This Agreement may be executed in two or more counterparts, each of which will be deemed an original. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 2.12 Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signatures are on the following page.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed as of the date first written above.

AMERICAN STORES COMPANY, LLC

By:	NEW ALBERTSON’S, INC. its sole member

By:	/s/ John F. Boyd
Name: John F. Boyd Title: Group Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Title:

4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed as of the date first written above.

AMERICAN STORES COMPANY, LLC

By:	NEW ALBERTSON’S, INC. its sole member

By:
Name: John F. Boyd Title: Group Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ David Bergstrom
Name: David Bergstrom Title: Asst. Vice President

Exhibit A

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”), is entered into this         day of July, by and between ALBERTSON’S, LLC., a Delaware limited liability company (“Assignor”) and SUPERVALU INC. a Delaware company (“Assignee”).

WITNESSETH:

WHEREAS, American Stores Company, LLC, a Delaware limited liability company (the “Issuer”), and successor trustee Wells Fargo Bank, National Association, (the “Trustee”) entered into that certain Indenture, dated as of May 1, 1995 (the “Indenture”), providing for the issuance of the unsecured debentures, notes and other evidences of indebtedness of Issuer;

WHEREAS, Assignor, formerly Albertson’s, Inc., a Delaware company, entered into that certain Guarantee, date as of July 6, 2005, (the “Guarantee”), a copy of which is attached hereto as Exhibit A, wherein Assignor agreed to guarantee the Issuer’s duties and obligations under the Indenture;

WHEREAS, on June 2, 2006 and as part of the sale of assets, operations and entities of the Assignor, Assignor converted to Albertson’s LLC, a Delaware limited liability company and was acquired by private investors, while a number of the Assignor’s assets, operations and entities, including Issuer, were transferred to Assignor’s subsidiary, New Albertson’s, Inc., which itself, on the same date, subsequently merged with an into Assignee; and

WHEREAS, Assignor wishes to assign and Assignor wishes to assume the Guarantee and all the duties and obligations attendant thereto.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. As of the date first written above (the “Effective Date”), Assignor hereby assigns to Assignee the Guarantee and all of the duties and obligations under the Guarantee.

2. As of the Effective Date, Assignee hereby assumes the Guarantee and all of the duties and obligations of Assignor arising under the Guarantee.

3. As of the Effective Date and henceforth, Assignor shall be released and relieved of all duties and obligations of the Guarantee.

4. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

[Signatures are on the following page.]

ASSIGNOR: ALBERTSON’S LLC

By:
Name: Title:

ASSIGNEE: SUPERVALU INC.

By:
Name: John F. Boyd Title: Group Vice President and Treasurer

ACKNOWLEDGED BY

TRUSTEE: WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:
Name: Title:

Exhibit A

Guarantee

GUARANTEE

From and after July 6, 2005, the undersigned, Albertson’s, Inc. (the “Guarantor”), hereby unconditionally guarantees (this “Guarantee”) (a) the due and punctual payment of the principal of, premium, if any, and interest on the 8% Debentures due June 1, 2026 (the “Debentures”) of American Stores Company, LLC, a Delaware limited liability company and formerly a Delaware corporation known as American Stores Company (the “Issuer”), whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Debentures, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Securityholders or the Trustee with respect to the Debentures under the terms of the Indenture, dated as of May 1, 1995 (as supplemented, the “Indenture”), between American Stores Company and The First National Bank of Chicago, as trustee and (b) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The Guarantor hereby agrees that, to the fullest extent permitted by applicable law, its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Debentures or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Securityholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Debentures and the Indenture.

If any Securityholder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor, any amount paid by either to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Securityholders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Securityholders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 5 of the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

Upon satisfaction and discharge of the Debentures as provided in Article 11 under the Indenture, the Guarantor will be released and relieved of any obligations under this Guarantee.

This Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the Guarantor after giving effect to all of its other contingent and fixed liabilities without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

ALBERTSON’S, INC.

By:	/s/ John Boyd
Name:	John Boyd
Title:	Group Vice President & Treasurer

SUPPLEMENTAL INDENTURE NO. 2

This SUPPLEMENTAL INDENTURE NO. 2, dated as of July 6, 2005 (the “Supplemental Indenture”), between AMERICAN STORES COMPANY, LLC, a Delaware limited liability company and formerly a corporation incorporated under the laws of the State of Delaware, known as AMERICAN STORES COMPANY (the “Company”), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, successor trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, American Stores Company and the original trustee, The First National Bank of Chicago, entered into the Indenture, dated as of May 1, 1995 (the “Indenture”), providing for the issuance of the unsecured debentures, notes and other evidences of indebtedness of American Stores Company;

WHEREAS, pursuant to Supplemental Indenture No. 1, dated as of January 23, 2004, the Company expressly assumed the obligations of American Stores Company under the Indenture;

WHEREAS, as of the date of this Supplemental Indenture, the following debentures and notes of the Company (collectively referred to herein as the “Securities”) have been issued under the Indenture and are outstanding: (i) 8.0% Debentures due June 1, 2026; (ii) 7.9% Debentures due May 1, 2017; (iii) 7.5% Debentures due May 1, 2037; (iv) 6.5% Medium Term Notes, Series B, due March 20, 2008; and (v) 7.1% Medium Term Notes, Series B, due March 20, 2028;

WHEREAS, Section 8.1 of the Indenture provides, among other things, that the Issuer and the Trustee may enter into a supplemental indenture without the consent of the Securityholders to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Securityholders; and

WHEREAS, in accordance with Section 8.1 of the Indenture, the Issuer wishes to enter into this Supplemental Indenture to add a covenant to the Indenture that is for the protection of the Securityholders.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

ARTICLE I

ADDITIONAL COVENANT

Section 1.1 Amendment to the Indenture. Section 3.10 shall be added to the Indenture and will state in its entirety as follows:

“Section 3.10. Parent Guarantee. Within 30 days of July 6, 2005, Issuer will cause its parent, Albertson’s, Inc. (the “Guarantor”), to unconditionally guarantee payment of the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Securityholders or the Trustee with respect to the Securities under the terms of this Indenture (the “Guarantee”).”

Section 1.2 Form of Guarantee. The Guarantee to be executed by the Guarantor pursuant to Section 3.10 of the Indenture with respect to any Securities shall be substantially in the form attached as Exhibit A to this Supplemental Indenture.

Section 1.3 Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1 Defined Terms; Effect of Supplemental Indenture. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.3 Indenture and Supplemental Indenture Construed Together. This Supplement Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 2.5 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 2.6 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

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Section 2.8 Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.9 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct of or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.10 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 2.11 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 2.12 Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signatures are on the following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed as of the date first written above.

AMERICAN STORES COMPANY, LLC

By:	ALBERTSON’S, INC. its sole member

By:	/s/ John Boyd
Name: John Boyd Title: Group Vice President & Treasurer

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name: Title:

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed as of the date first written above.

AMERICAN STORES COMPANY, LLC

By:	ALBERTSON’S, INC. its sole member

By:
Name: John Boyd Title: Group Vice President & Treasurer

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Sharon McGrath
Name: Sharon McGrath Title: Asst. Vice President

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Exhibit A

GUARANTEE

From and after July 6, 2005, the undersigned, Albertson’s, Inc. (the “Guarantor”), hereby unconditionally guarantees (this “Guarantee”) (a) the due and punctual payment of the principal of, premium, if any, and interest on the             % [Debentures] [Notes] due             (the [“Debentures”] [“Notes”]) of American Stores Company, LLC, a Delaware limited liability company and formerly a Delaware corporation known as American Stores Company (the “Issuer”), whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the [Debentures] [Notes], if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Securityholders or the Trustee with respect to the [Debentures] [Notes] under the terms of the Indenture, dated as of May 1, 1995 (as supplemented, the “Indenture”), between American Stores Company and The First National Bank of Chicago, as trustee and (b) in case of any extension of time of payment or renewal of any [Debentures] [Notes] or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The Guarantor hereby agrees that, to the fullest extent permitted by applicable law, its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the [Debentures] [Notes] or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Securityholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the [Debentures] [Notes] and the Indenture.

If any Securityholder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor, any amount paid by either to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Securityholders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Securityholders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 5 of the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

Upon satisfaction and discharge of the [Debentures] [Notes] as provided in Article 11 under the Indenture, the Guarantor will be released and relieved of any obligations under this Guarantee.

This Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the Guarantor after giving effect to all of its other contingent and fixed liabilities without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

ALBERTSON’S, INC.

By:
Name: Title:

SUPPLEMENTAL INDENTURE NO. 1

This SUPPLEMENTAL INDENTURE NO. 1 dated as of January 23, 2004 (the “Supplemental Indenture”), between AMERICAN STORES COMPANY, LLC, a Delaware limited liability company and formerly a corporation incorporated under the laws of the State of Delaware, known as AMERICAN STORES COMPANY (the “Company”), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, successor trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, prior to the Conversion referred to below, American Stores Company, a Delaware corporation, and the original trustee, The First National Bank of Chicago, entered into the Indenture, dated as of May 1, 1995 the “Indenture”), providing for the issuance of the unsecured debentures, notes and other evidences of indebtedness of American Stores Company; and

WHEREAS, as of the date of this Supplemental Indenture, the following debentures and notes of American Stores Company (collectively referred to herein as the “Securities”) have been issued under the Indenture and are outstanding: (i) $200 Million of 7.4% Debentures due May 15, 2005; (ii) $350 Million of 8.0% Debentures due June 1, 2026; (iii) $100 Million of 7.9% Debentures due 2017; (iv) $200 Million of 7.5% Debentures due 2037; (v) $45 Million of 6.5% Medium Term Notes, Series B, due March 20, 2008; and (vi) $100 Million of 7.1% Medium Term Notes, Series B, due March 20, 2028; and

WHEREAS, effective as of the date hereof, American Stores Company has filed a Certificate of Conversion with the Secretary of State of the state of Delaware, pursuant to which it has converted from a Delaware corporation into a Delaware limited liability company known as American Stores Company, LLC (the “Conversion”); and

WHEREAS, Section 266(d) of the Delaware General Corporation Law provides that the conversion of a Delaware corporation into a Delaware limited liability company shall not be deemed to affect any obligations or liabilities of such corporation incurred prior to such conversion; and

WHEREAS, Section 266(f) of the Delaware General Corporation Law provides that unless otherwise provided in the resolution of conversion, the converting corporation shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the conversion shall not constitute a dissolution of such corporation and shall constitute a continuation of the existence of the converting corporation in the form of the Delaware Limited Liability Company; and

WHEREAS, Section 18-214 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that all of the rights, privileges and powers of a Delaware corporation that has converted into a Delaware limited liability company, and all property, real, personal and mixed, and all debts due to such corporation, as well as all other things and causes of action belonging to such corporation, remain vested in the limited liability company to which such corporation has converted and shall be the property of such limited liability company, and the title to any real property vested by deed or otherwise in such corporation shall not revert or be in any way impaired by reason of such conversion, and all rights of creditors and all liens upon any property of such corporation shall be preserved unimpaired, and all debts, liabilities and duties of such corporation shall remain attached to the Delaware limited liability company to which such corporation has converted, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a limited liability company, and the rights, privileges, powers and interests in property of such corporation, as well as the debts, liabilities and duties of such corporation, shall not be deemed, as a consequence of the conversion, to have been transferred to the Delaware limited liability company for any purpose of the laws of the State of Delaware; and

WHEREAS, as a result of the Conversion and without need for any further action, the Securities and the Indenture are the continuing obligations of the Company; and

WHEREAS, the Company and the Trustee are entering into this Supplemental Indenture to reflect the foregoing;

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

ARTICLE 1

Assumption and Confirmation by the Company

Section 1.1 Assumption and Confirmation of the Securities. The Company hereby expressly assumes, agrees and confirms its continuing obligation notwithstanding the Conversion, promptly to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Company under the Indenture and the Securities. The Company hereby confirms (i) its continuing agreement to be bound by all the terms, provisions and conditions of the Indenture and the Securities notwithstanding the Conversion, and (ii) that it may exercise every right and power of the Company under the Indenture and the Securities notwithstanding the Conversion.

Section 1.2 Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE 2

Miscellaneous

Section 2.1 Defined Terms; Effect of Supplemental Indenture. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

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Section 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.3 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 2.5 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 2.6 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

Section 2.8 Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.9 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct of or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.10 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

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Section 2.11 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 2.12 Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the date first written above.

AMERICAN STORES COMPANY, LLC

BY:	ALBERTSON’S, INC. ITS SOLE MEMBER

	By:	/s/ Paul G. Rowan
		Name:	PAUL G. ROWAN
		Title:	SENIOR VICE PRESIDENT

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Janice Ott Rotunno
	Name:	JANICE OTT ROTUNNO
	Title:	VICE PRESIDENT

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AMERICAN STORES COMPANY

AND

THE FIRST NATIONAL BANK OF CHICAGO

Senior Indenture

Dated as of May 1, 1995

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		Page
SECTION 7.5.	Right of Revocation of Action Taken	64
SECTION 7.6.	Record Date for Consents and Waivers	64

	ARTICLE EIGHT

	SUPPLEMENTAL INDENTURES

SECTION 8.1.	Supplemental Indentures Without Consent of Securityholders	65
SECTION 8.2.	Supplemental Indentures With Consent of Securityholders	66
SECTION 8.3.	Effect of Supplemental Indenture	69
SECTION 8.4.	Documents to Be Given to Trustee	69
SECTION 8.5.	Notation on Securities in Respect of Supplemental Indentures	69

	ARTICLE NINE

	CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1.	Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions	70
SECTION 9.2.	Successor Corporation Substituted	70
SECTION 9.3.	Opinion of Counsel Delivered to Trustee	71

	ARTICLE TEN

	SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 10.1.	Satisfaction and Discharge of Indenture	71
SECTION 10.2.	Application by Trustee of Funds Deposited for Payment of Securities	75
SECTION 10.3.	Repayment of Moneys Held by Paying Agent	75
SECTION 10.4.	Return of Moneys Held By Trustee and Paying Agent Unclaimed for One Year	75
SECTION 10.5.	Indemnity For U.S. Government Obligations	76

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		Page
SECTION 12.5.	Mandatory and Optional Sinking Funds	86

TESTIMONIUM		90

SIGNATURES		90

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THIS INDENTURE, dated as of May 1, 1995 between AMERICAN STORES COMPANY, a Delaware corporation (the “Issuer”), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (the “Trustee”),

WITNESSETH:

WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and of the coupons, if any, appertaining thereto as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Affiliate” means any Person which directly or indirectly controls, or is controlled by, or under common control with, the Issuer.

“Attributable Debt” when used in connection with a Sale and Lease-Back Transaction shall mean, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all Outstanding Securities determined on a weighted average basis and compounded semi-annually) of the obligations of the Issuer or any Subsidiary for net rental payments during the remaining term of the applicable lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Authenticating Agent” shall have the meaning set forth in Section 6.12.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition), in the case of the United Kingdom, will, if practicable, be the Financial Times (London Edition) and, in the case of Luxembourg, will, if practicable, be the Luxemburger Wort) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of

New York, the United Kingdom or in Luxembourg, as applicable. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder on its behalf.

“Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is neither a Saturday, Sunday or legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

“Capital Lease” means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee’s balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet; and “Capitalized Lease Obligation” means the amount of the liability which should be so capitalized or disclosed.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Stock” means the common stock, par value $1.00, of the Issuer as the same exists at the date of execution and delivery of this Indenture or as such stock may be reconstituted from time to time.

“Consolidated” when used with respect to any of the terms defined in the Indenture, refers to such terms as reflected in a consolidation of the accounts of the Issuer and its Restricted Subsidiaries in accordance with generally accepted accounting principles.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located in Chicago, Illinois.

“Coupon” means interest coupon, if any, appertaining to a Security.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.3 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“ECU” means the European Currency Unit as defined and revised from time to time by the Council of European Communities.

“Event of Default” means any event or condition specified as such in Section 5.1.

“Foreign Currency” means a currency issued by the government of a country other than the United States.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“Holder”, “Holder of Securities”, Securityholder” or other similar terms mean (a) in the case of any Registered Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof, and (b) in the case of any Unregistered Security, the bearer of such Security, or any Coupon appertaining thereto, as the case may be.

“Indebtedness” of any Person means all obligations (other than the Securities of such series) of, or guaranteed or assumed by, such Person or any of such Person’s Restricted Subsidiaries for borrowed money or evidenced by bonds, debentures, notes or other similar instruments.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Interest” means, when used with respect to non-interest bearing Securities, interest payable after maturity.

“Issuer” means (except as otherwise provided in Article Six) American Stores Company, a Delaware corporation, and, subject to Article Nine, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer which is signed in its name by the chairman of the Board of Directors, the president, any executive vice president or any senior vice president of the Issuer.

“Judgment Currency” shall have the meaning set forth in Section 11.12.

“Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York; provided that in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities or any successor publication (such publication or any successor publication, the “Journal”).

“Net Tangible Assets” means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet after deducting therefrom (a) all liability items except Funded Indebtedness, Capitalized Lease Obligations, stockholders’ equity and reserves for deferred income taxes and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

“Non-Restricted Subsidiary” means any Subsidiary that the Issuer’s Board of Directors has in good faith declared pursuant to a written resolution not to be of material importance, either singly or together with all other Non-Restricted Subsidiaries, to the business of the Issuer and its consolidated Subsidiaries taken as a whole.

“Officer’s Certificate” means a certificate signed by the chairman of the Board of Directors, the president, any executive vice president, any senior vice president or the treasurer of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 11.5.

“Operating Assets” means all merchandise inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned or leased pursuant to Capital Leases by the Issuer or a Restricted Subsidiary.

“Operating Property” means all real property and improvements thereon owned or leased pursuant to Capital Leases by the Issuer or a Restricted Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center which the Issuer’s Board of Directors declares by written resolution not to be of material importance to the business of the Issuer and its Restricted Subsidiaries.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be the General Counsel of the Issuer, or such other legal counsel who may be an employee of or counsel to the Issuer, and who shall be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 11.5.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

Accrual of original issue discount on any Original Issue Discount Security shall, unless otherwise specified in the Board Resolution or Officer’s Certificate establishing the terms of such Security, be calculated using the “constant yield method”, computed in accordance with the rules of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as then in effect.

“Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Section 10.1) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent); provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; provided further that such payment is effective under Article 10 with respect to such Securities to discharge the Indenture with respect to such Securities under Section 10.1(A) or to defease such Securities under Section 10.1(B), as the case may be; and

(c) Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) there shall be excluded Outstanding Securities held by the Issuer and or any Affiliate and (ii) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“record date” shall have the meaning set forth in Section 2.7.

“Registered Global Security”, means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.4, and bearing the legend prescribed in Section 2.4.

“Registered Security” means any Security registered on the Security register of the Issuer.

“Required Currency” shall have the meaning set forth in Section 11.12.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor group of the Trustee) including any Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiaries” means all subsidiaries other than Non-Restricted Subsidiaries.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Significant Subsidiary” means, with respect to the Issuer, any Subsidiary that is a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission.

“Subsidiary” means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Issuer or (ii) any partnership of which more than 50% of the partnership interests are owned by the Issuer or any Subsidiary.

“Trust Indenture Act of 1939” (except as otherwise provided in Sections 8.1, 8.2 and 13.5) means the Trust Indenture Act of 1939, as amended as in force at the date as of which this Indenture was originally executed.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

“Unregistered Security” means any Security other than a Registered Security.

“U.S. Government Obligations” shall have the meaning set forth in Section 10.1(A).

“Yield to Maturity” means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with generally accepted financial practice.

ARTICLE TWO

SECURITIES

SECTION 2.1 Forms Generally. The Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in Board Resolutions or, to the extent established pursuant to rather than set forth in Board Resolutions, an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons.

The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

SECTION 2.2 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

“This is one of the Securities of the series designated herein referred to in the within-mentioned Senior Indenture .

THE FIRST NATIONAL BANK OF CHICAGO, Trustee

By
Authorized Officer”

If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Securities of such series shall bear, in addition to the Trustee’s Certificate of Authentication (“Certificate of Authentication”) an alternate Certificate of Authentication which shall be substantially as follows:

“This is one of the Securities of the series designated herein referred to in the within-mentioned Senior Indenture.

THE FIRST NATIONAL BANK OF CHICAGO, Trustee

By	,
As Authenticating Agent

By
Authorized Officer”

SECTION 2.3 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and the Securities of each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer. There shall be established in or pursuant to one or more Board Resolutions (as set forth in Board Resolutions or, to the extent established pursuant to rather than set forth in Board Resolutions, in an Officer’s Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series,

(1) the title of the Securities of the series, which shall distinguish the Securities of the series from all other Securities;

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3;

(3) if other than Dollars, the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Foreign Currency or ECU);

(4) the date or dates on which the principal of the Securities of the series is payable;

(5) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(6) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.2);

(7) the right, if any, of the Issuer or any Holder to redeem or cause to be redeemed Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, and the manner in which (if different from the provision of Article 12 hereof), Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise and/or the method by which such price or prices shall be determined and the applicability of Section 12.4 and the second paragraph of Section 12.5;

(8) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices (and/or the method by which such price or prices shall be determined) at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Securities, or $1,000 and $5,000 in the case of Unregistered Securities, the denominations in which Securities of the series shall be issuable;

(10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(11) if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of such series shall be payable ;

(12) if the principal of or interest on the Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(13) if the amount of payments of principal of and/or interest on the Securities of the series may be determined with reference to the value or price of any one or more currencies or indices, the manner in which such amounts will be determined;

(14) whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided in Section 2.8, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(15) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(16) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(17) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(18) any events of default or covenants not set forth herein with respect to the Securities of such series;

(19) whether the provisions of Section 10.1(A)(c)(i)(y) or 10.1(B) or 12.4 hereof will not be applicable to Securities of such series; and

(20) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture but which may modify or delete any such provision of this Indenture insofar as it applies to such series; provided that no term thereof shall be modified or deleted if imposed by operation of Section 318(c) of the Trust Indenture Act of 1939; provided further that any modification or deletion of the rights, duties or immunities of the Trustee shall have been consented to in writing by the Trustee).

If any of the foregoing terms are not available at the time such resolutions are adopted, or such Officer’s Certificate or any supplemental indenture is executed, such resolutions, Officer’s Certificate or supplemental indenture may reference the document or documents to be created in which such terms will be set forth prior to the issuance of such Securities.

All Securities of any one series and Coupons, if any, appertaining thereto, shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by or pursuant to the Board Resolutions or Officer’s Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolutions, such Officer’s Certificate or in any such indenture supplemental hereto.

SECTION 2.4 Authentication and Delivery of Securities. The Issuer may deliver Securities of any series having attached thereto appropriate Coupons, if any, executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. The maturity date, original issue date, interest rate and any other terms of the Securities of such series and Coupons, if any, appertaining thereto shall be determined by or pursuant to such Issuer Order and procedures. If provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of subparagraphs 2, 3 and 4 below only at or before the time of the first request of the Issuer to the Trustee to authenticate Securities of such series) and (subject to Section 6.1) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(1) an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities and Coupons, if any, are not to be delivered to the Issuer; provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Issuer Order may be delivered by the Issuer to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order or pursuant to procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by an Issuer Order or pursuant to such procedures and (d) if provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing;

(2) any Board Resolution, Officer’s Certificate and/or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of the Securities and Coupons, if any, were established;

(3) an Officer’s Certificate setting forth the form or forms and terms of the Securities and Coupons, if any, stating that the form or forms and terms of the Securities and Coupons, if any, have been established pursuant to Sections 2.1 and 2.3 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

(4) at the option of the Issuer, either an Opinion of Counsel, or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

(a) the form or forms of the Securities and Coupons, if any, have been duly authorized and established in conformity with the provisions of this Indenture;

(b) in the case of an underwritten offering, the terms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture, and, in the case of an offering that is not underwritten, certain terms of the Securities have been established pursuant to a Board Resolution, an Officer’s Certificate or a supplemental indenture in accordance with this Indenture, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all such terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Indenture; and

(c) when the Securities and Coupons, if any, have been executed by the Issuer and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, they will be valid and binding obligations of the Issuer, enforceable in accordance with their respective terms and entitled to the benefits of this Indenture, subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or (ii) the application of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

In rendering such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Trustee), who shall be counsel reasonably satisfactory to the Trustee, in which case the opinion shall state that such counsel believes he and the Trustee are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Issuer and its Subsidiaries and certificates of public officials.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by a trust committee or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

If the Issuer shall establish pursuant to Section 2.3 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to Section 2.3 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

SECTION 2.5 Execution of Securities. The Securities and, if applicable, each Coupon appertaining thereto shall be signed on behalf of the Issuer by the chairman of the board of directors, the president, any executive vice president, any senior vice president or the treasurer of the Issuer, and by any of the foregoing officers or the secretary, any assistant secretary or assistant treasurer of the Issuer, under its corporate seal (except in the case of Coupons) which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such chairman or officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities or Coupons, if any, shall cease to be such officer before the Security or Coupon so signed (or the Security to which the Coupon so signed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security or Coupon had not ceased to be such officer of the Issuer; and any Security or Coupon may be signed on behalf of the Issuer by such Persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such Person was not such an officer.

SECTION 2.6 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. No Coupon shall be entitled to the benefits of this Indenture or shall be valid and obligatory for any purpose until the certificate of authentication on the Security to which such Coupon appertains shall have been duly executed by the Trustee. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 2.7 Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations as shall be specified as contemplated by Section 2.3 or, with respect to the Registered Securities of any series, if not so established, in denominations of $1,000 and any integral multiple thereof. If denominations of Unregistered Securities of any series are not so established, such Securities shall be issuable in denominations of $1,000 and $5,000. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the chairman or the officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

Each Registered Security shall be dated the date of its authentication. Each Unregistered Security shall be dated as provided in or pursuant to the resolution or resolutions of the Board of Directors referred to in Section 2.3. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, which shall be specified as contemplated by Section 2.3.

The Person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except in the case of any such transfer or exchange if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall then cease to be payable to the Holder on such record date by virtue of having been such Holder and shall be paid to the Persons in whose names Outstanding Registered Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Registered Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

SECTION 2.8 Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Registered Securities of such series and the registration of transfer of Registered Securities of such series. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same series, of like tenor in an equal aggregate principal amount.

Unregistered Securities (except for any temporary global Unregistered Securities) and Coupons (except for Coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series having other authorized denominations, of like tenor and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.3, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series having authorized denominations, of like tenor and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.3, such Unregistered Securities may be exchanged for Unregistered Securities of such series having authorized denominations, of like tenor and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2 or as specified pursuant to Section 2.3, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.3, Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities and Coupons surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee and the Trustee will deliver a certificate of disposition thereof to the Issuer.

All Registered Securities presented for registration of transfer, exchange, redemption, repurchase or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing or publication of notice of redemption of Securities of such series to be redeemed, (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed, or (c) any Security if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Security in whole or in part, except the portion of such Security not required to be repurchased.

Notwithstanding any other provision of this Section 2.8, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Securities of a series represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Securities or if at any time the Depositary for such Registered Securities shall no longer be eligible under Section 2.4, the Issuer shall appoint a successor Depositary with respect to such Registered Securities. If a successor Depositary for such Registered Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.3 that such Registered Securities be represented by one or more Registered Global Securities shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without Coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more Registered Global Securities shall no longer be represented by a Registered Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without Coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities, in exchange for such Registered Global Security or Securities.

If specified by the Issuer pursuant to Section 2.3 with respect to Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i) to the Person specified by such Depositary a new Registered Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

Upon the exchange of a Registered Global Security for Securities in definitive registered form without Coupons, in authorized denominations, such Registered Global Security shall be cancelled by the Trustee or an agent of the Issuer or the Trustee. Securities in definitive registered form without coupons issued in exchange for a Registered Global Security pursuant to this Section 2.8 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee. The Trustee or such agent shall deliver at its office such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the terms of any series of Securities to the contrary, none of the Issuer, the Trustee or any agent of the Issuer or the Trustee (any of which, other than the Issuer, shall rely on an Officer’s Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Issuer (such as, for example, the inability of the Issuer to deduct from its income, as computed for Federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States Federal income tax laws.

SECTION 2.9 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or any Coupon appertaining to any Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen and, if applicable, with Coupons corresponding to the Coupons appertaining to the Securities so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of apparent destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft, of such Security or Coupon and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security and related Coupons to the Trustee or such agent.

Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, with the Holder’s consent pay or authorize the payment of the same or the relevant Coupon (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security or Coupon and of the ownership thereof.

Every substitute Security or Coupon of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. All Securities and Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or apparently destroyed, lost or stolen Securities and Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10 Cancellation of Securities; Disposition Thereof. All Securities and Coupons surrendered for payment, repurchase, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee or its agent shall dispose of cancelled Securities and Coupons held by it and deliver a certificate of disposition to the Issuer. If the Issuer or its agent shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities or Coupons unless and until the same are delivered to the Trustee or its agent for cancellation.

SECTION 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without coupons, or as Unregistered Securities with or without coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge, in the case of Registered Securities, at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2 and, in the case of Unregistered Securities, at any agency maintained by the Issuer for such purpose as specified pursuant to Section 2.3, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.3. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section 2.3 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive or global Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).

Section 2.12 Availability of Currency of Payment in Respect of Securities. If the principal, premium, if any, and interest on any Securities is payable in a Foreign Currency and such Foreign Currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer’s control, or is no longer used by the government of the country issuing such currency or currency unit or for the settlement of transactions by public institutions of or within the international banking community, then the Issuer shall be entitled to satisfy its obligations to Holders under this Indenture by making such payment in Dollars on the basis of the Market Exchange Rate for such Foreign Currency on the latest date for which such rate was established on or before the date on which such payment is due.

If payment on a Security is required to be made in ECU and on a payment date with respect to such Security ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer’s control, or are no longer used in the European Monetary System, then all such payments due on such payment date shall be made in Dollars. The amount so payable on any payment date in ECU shall be converted into Dollars at a rate determined by the Issuer or its agent as of the second Business Day prior to the date on which such payment is due in the manner described below. The component currencies of the ECU for this purpose (the “Components”) shall be the currency amounts that were components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in Dollars shall be calculated by aggregating the Dollar equivalents of the Components. The Dollar equivalent of each of the Components shall be determined by the Issuer or its agent on the basis of the most recently available Market Exchange Rate for the Components.

If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

Any payment made pursuant to this Section 2.12 in Dollars where the required payment is in a Foreign Currency shall not constitute a default under this Indenture. All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on Holders of the Securities and the Issuer to the extent permitted by applicable law.

ARTICLE THREE

COVENANTS OF THE ISSUER

SECTION 3.1 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in the Coupons, if any, appertaining thereto and in this Indenture. The interest on Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. If any temporary Unregistered Security provides that interest thereon may be paid while such Security is in temporary form, the interest on any such temporary Unregistered Security (together with any additional amounts payable pursuant to the terms of such Security) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest, in each case subject to any restrictions that may be established pursuant to Section 2.3. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer.

SECTION 3.2 Offices for Payments, etc. So long as any Registered Securities are authorized for issuance pursuant to this Indenture or are Outstanding hereunder, the Issuer will maintain in The City of New York, an office or agency where the Registered Securities of each series may be presented for payment and where the Securities of each series may be presented for registration of transfer or exchange as is provided in this Indenture.

The Issuer will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Unregistered Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment. No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or Coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in Dollars of Unregistered Securities of any series and Coupons appertaining thereto which are payable in Dollars may be made at an agency of the Issuer maintained in The City of New York if such payment in Dollars at each agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

The Issuer will maintain in The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities of any series, the Coupons appertaining thereto or this Indenture may be served.

The Issuer will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any agency required by this Section to be located in The City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

The Issuer may from time to time designate one or more additional offices or agencies where the Securities of a series and any Coupons appertaining thereto may be presented for payment, where the securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.3 and where the Registered Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in the first three paragraphs of this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

SECTION 3.4 Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series, or Coupons appertaining thereto, if any, or of the Trustee,

(b) that it will give the Trustee prompt notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(c) that any time during the continuance of any such failure upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by such agent.

The Issuer will, not later than each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series or the Coupons appertaining thereto a sum sufficient to pay such principal or interest so becoming due until such sums shall be paid to such Persons as herein provided. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, but subject to Section 10.1, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

SECTION 3.5 Certificate of the Issuer. The Issuer will furnish to the Trustee within 120 days of the close of each fiscal year of the Issuer ending after the date hereof a brief certificate (which need not comply with Section 11.5) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

SECTION 3.6 Luxembourg Publications. In the event of the publication of any notice pursuant to Section 5.11, 6.9, 6.10, 6.12, 8.2, 10.4, 12.2 or 12.5, the party making such publication in the Borough of Manhattan, The City of New York and London shall also, to the extent that notice is required to be given to Holders of Securities of any series by applicable Luxembourg law or stock exchange regulation, as evidenced by an Officer’s Certificate delivered to such party, make a similar publication in Luxembourg.

SECTION 3.7 Limitations on Liens. After the date hereof and so long as any Securities are Outstanding, the Issuer will not issue, assume or guarantee, and will not permit any Restricted Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance (any mortgage, pledge, security interest, lien or encumbrance being hereinafter in this Article referred as a “lien,” or “liens”) of or upon any Operating Property or Operating Assets, whether now owned or hereafter acquired, of the Issuer or any such Restricted Subsidiary without effectively providing that the Securities (together with, if the Issuer shall so determine, any other Indebtedness of the Issuer ranking equally with the Securities) shall be equally and ratably secured by a lien on such assets ranking ratably with and equal to (or at the Issuer’s option prior to) such secured Indebtedness; provided that the foregoing restriction shall not apply to:

(a) liens on any property or assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary provided that such lien does not extend to any other property of the Issuer or any of its Restricted Subsidiaries;

(b) liens on any property or assets (including stock) existing at the time of acquisition of such property or assets by the Issuer or a Restricted Subsidiary, or liens to secure the payment of all or any part of the purchase price of such property or assets (including stock) upon the acquisition of such property or assets by the Issuer or a Restricted Subsidiary or to secure any indebtedness incurred, assumed or guaranteed by the Issuer or a Restricted Subsidiary prior to, at the time of, or within 18 months after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset)

or commencement of full operation at such property, whichever is later (which in the case of a retail store is the opening of the store for business to the public)) which indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided that in the case of any such acquisition, construction or improvement, the lien shall not apply to any property or assets theretofore owned by the Issuer or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

(c) liens on any property or assets to secure Indebtedness of a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

(d) liens on any property or assets of a corporation existing at the time such corporation is merged into or consolidated with the Issuer or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Issuer or a Restricted Subsidiary provided that such lien does not extend to any other property of the Issuer or any of its Restricted Subsidiaries;

(e) liens on any property or assets of the Issuer or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the property or assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

(f) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) through (e), inclusive; provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property or assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property);

(g) liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers, warehouseman’s, vendors, or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Issuer or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing liens;

(h) pledges, liens or deposits under worker’s compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Issuer or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Issuer or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Issuer or any Restricted Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(i) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Issuer or any Restricted Subsidiary with respect to which the Issuer or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer or such Restricted Subsidiary is a party;

(j) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Issuer or any Restricted Subsidiary or the ownership of the property or assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Issuer, materially impair the use of such property or assets in the operation of the business of the Issuer or such Restricted Subsidiary or the value of such property or assets for the purposes of such business; or

(k) liens not permitted by clauses (a) through (j) above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all Indebtedness of the Issuer and its Restricted Subsidiaries secured by all such liens not so permitted by clauses (a) through (j) above together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) of Section 3.8 does not exceed the greater of (i) $250 million or (ii) 15% of Consolidated Net Tangible Assets.

SECTION 3.8 Limitations on Sale and Lease-Back. After the date hereof and so long as any Securities are Outstanding, the Issuer agrees that it will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Issuer or a Restricted Subsidiary of any Operating Property or Operating Asset (other than any such arrangement involving a lease for a term, including renewal rights, for not more than 3 years and leases between the Issuer and a Subsidiary or between Subsidiaries), whereby such Operating Property or Operating Asset has been or is to be sold or transferred by the Issuer or any Restricted Subsidiary to such Person (herein referred to as a “Sale and Lease-Back Transaction”), unless:

(a) the Issuer or such Restricted Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the Operating Property or Operating Asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Securities pursuant to Section 3.7; or

(b) the proceeds of the sale of the Operating Property or Operating Asset to be leased are at least equal to the fair market value of such Operating Property or Operating Asset (as determined by the chief financial officer or chief accounting officer of the Issuer) and an amount in cash equal to the net proceeds from the sale of the Operating Property or Operating Asset so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of Operating Property, the construction) of Operating Property or Operating Assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision and other than Indebtedness owned by the Issuer or any Restricted Subsidiary) of Securities or of Funded Indebtedness of the Issuer ranking on a parity with or senior to the Securities, or in the case of a Sale and Lease-Back Transaction by a Restricted Subsidiary, of Funded Indebtedness of such Restricted Subsidiary; provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired.

The foregoing restriction shall not apply to, in the case of any Operating Property or Operating Asset acquired or constructed subsequent to the date eighteen months prior to the date of this Indenture, any Sale and Lease-Back Transaction with respect to such Operating Asset or Operating Property (including presently owned real property upon which such Operating Property is to be constructed) if a binding commitment is entered into with respect to such Sale and Lease-Back Transaction within 18 months after the later of the acquisition of the Operating Property or Operating Asset or the completion of improvements or construction thereon or commencement of full operations at such Operating Property (which in the case of a retail store is the opening of the store for business to the public).

SECTION 3.9 Reports by the Issuer. The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

ARTICLE FOUR

SECURITYHOLDERS LISTS AND REPORTS BY THE

ISSUER AND THE TRUSTEE

SECTION 4.1 Securityholders Lists. If and so long as the Trustee shall not be the Security registrar for the Securities or any series, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semiannually and not more than 15 days after each March 1 and September 1, commencing March 1, 1995, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

SECTION 4.2 Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before July 15 in each year following the date hereof, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

ARTICLE FIVE

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS

ON EVENT OF DEFAULT

SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of all or any part of the principal of any of the Securities of such series as and when the same shall become due and payable either at maturity, upon a redemption or required repurchase, by declaration or otherwise (including any sinking fund payment); or

(c) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Securities of such series (other than a covenant or agreement in respect of the Securities of such series a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in this Indenture (other than a covenant or agreement which is not applicable to the Securities of such series) for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series; or

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Issuer or any Significant Subsidiary a bankrupt or insolvent, approving as properly filed a petition seeking reorganization, assignment, adjustment or composition of, or in respect of, the Issuer or any Significant Subsidiary under any applicable federal or state law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any Significant Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e) the Issuer or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of an order for relief in an involuntary case or proceeding under any such law or to the commencement of any bankruptcy or insolvency proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable state or federal law, or consent to the filing of such petition or, to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any Significant Subsidiary for any substantial part of its property, or make any general assignment for the benefit of creditors, or the admission by the Issuer or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action in furtherance of any such action; or

(f) failure by the Issuer or any Significant Subsidiary to make any payment at maturity, including any applicable grace period, in respect of Indebtedness of the Issuer or any Significant Subsidiary (other than the Securities of such series or non-recourse obligations) in an amount in excess of $25,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued without having been cured, waived, rescinded or annulled for a period of thirty days after written notice thereof shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series; or

(g) a default with respect to any Indebtedness of the Issuer or any Significant Subsidiary, which default results in the acceleration of Indebtedness of the Issuer or any Significant Subsidiary (other than the Debt Securities of such series or non-recourse obligations) in an amount in excess of $25,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of thirty days after written notice thereof shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series; or

(h) any other Event of Default provided in the supplemental indenture or Board Resolutions under which such series of Securities is issued or in the form of Security for such series.

If an Event of Default occurs and is continuing with respect to the Securities of any series, then, and in each and every such case (other than an Event of Default specified in clause (d) or (e) of this section relating to the Issuer), except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable. If an Event of Default specified in clause (d) or (e) of this section relating to the Issuer occurs, such principal amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of each such series and the principal of any and all Securities of such series which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein — then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of such series then Outstanding (each series voting as a separate class), by written notice to the Issuer and to the Trustee, may waive all defaults with respect to each such series and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with accrued interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

SECTION 5.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise — then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, and such Coupons, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue

Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the Holders, whether or not the principal of and interest on the Securities of such series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in any arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series or Coupons appertaining to such Securities, may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or Coupons appertaining to such Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements, advances and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities or Coupons appertaining to such Securities in respect of which such judgment has been recovered.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities or Coupons appertaining to such Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities or Coupons appertaining to such Securities parties to any such proceedings.

SECTION 5.3 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and Coupons appertaining to such Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such series in respect of which moneys have been collected, including any and all amounts due the Trustee under Section 6.6;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

SECTION 5.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee or any Securityholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Securityholder, then and in every such case, subject to any determination in such proceeding the Issuer, the Trustee and the Securityholder shall be restored severally and respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 5.6 Limitations on Suits by Securityholders. No Holder of any Security of any series or of any Coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such affected series then Outstanding shall have made written request upon the Trustee, and the Trustee shall not have received direction inconsistent with such written request by the Holders of a majority in principal amount of the Securities of such affected series then outstanding, to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities (including the fees and expenses of Trustee’s Counsel) to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the Holder of every Security or Coupon with every other Holder and the Trustee, that no one or more Holders of Securities of any series or Coupons appertaining to such Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or Coupons appertaining to such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series and Coupons appertaining to such Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 5.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security or Coupon to receive payment of the principal of (or premium, if any) and interest on such Security or Coupon on or after the respective due dates expressed in such Security or Coupon, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Sections 2.9 and 5.6 no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Securities or Coupons to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities or Coupons may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities or Coupons.

SECTION 5.9 Control by Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities of any series affected (with each series voting as a separate class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series pursuant to this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or would involve the Trustee in personal liability or if the Trustee in good faith by its trust committee thereof or any Responsible Officer shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

SECTION 5.10 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any series as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may on behalf of the Holders of all Securities of such series waive any past default or Event of Default with respect to such series described in Section 5.1 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected (including, without limitation, the provisions with respect to payment of principal of (or premium, if any) and interest on such Security).

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 5.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall at Issuer’s expense, within ninety days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee (i) if any Unregistered Securities of that series are then Outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg) and (ii) to all Holders of Securities of such series, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the terms “default” and “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

SECTION 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit, having due regard for the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.

ARTICLE SIX

CONCERNING THE TRUSTEE

SECTION 6.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

(a) prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee ; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

The provisions of this Section 6.1 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

SECTION 6.2 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 6.1:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Opinion of Counsel, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate or Issuer Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

(c) the Trustee may consult with counsel and any advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected then Outstanding, but during an Event of Default or upon reasonable grounds prior to such Event of Default the Trustee, in the furtherance of its duties may make such further inquiries or investigation into such related facts or matters, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to reasonable examination of the books, records and premises of the Issuer, personally or by agent or attorney upon reasonable notice to the Issuer; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

(h) the Trustee shall not be deemed to have knowledge of an Event of Default (other than a payment default) until a Responsible Officer of the Trustee shall have received written notice thereof stating that an Event of Default has occurred.

SECTION 6.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or Coupons. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

SECTION 6.4 Trustee and Agents May Hold Securities or Coupons; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent and, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

SECTION 6.5 Moneys Held by Trustee. Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

SECTION 6.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in the premises, except to the extent such loss, liability or expense is due to the negligence or bad faith of the Trustee or such predecessor Trustee. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the removal or resignation of the Trustee and the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or Coupons, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1 or in connection with Article Five hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expenses of administration under any bankruptcy law.

SECTION 6.7 Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 6.8 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation having a combined capital and surplus of at least $10,000,000, and which is eligible in accordance with the provisions of Section 310 (a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

SECTION 6.9 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and (i) if any Unregistered Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), (ii) if any Unregistered Securities of a series affected are then Outstanding, by mailing notice of such resignation to the Holders thereof who have filed their names and addresses with the Trustee at such addresses as were so furnished to the Trustee and (iii) by mailing notice of such resignation to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.10.

(e) The Issuer shall give notice of each removal of the Trustee (i) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, by publication of such notice at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), (ii) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c) (ii), by mailing such notice to such Holders at such addresses as were so furnished to the Trustee (and the Trustee shall make such information available to the Issuer for such purpose) and (iii) to the Holders of Registered Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the registry books.

SECTION 6.10 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed as provided in Section 6.9 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as Trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor Trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 10.4, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

If a successor Trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor Trustee as provided in this Section 6.10, the Issuer shall give notice thereof (a) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, by publication of such notice at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), (b) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof who have filed their names and addresses with the

Trustee, by mailing such notice to such Holders at such addresses as were so furnished to the Trustee (and the Trustee shall make such information available to the Issuer for such purpose) and (c) to the Holders of Registered Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the registry books. Each such notice shall include the name of the successor trustee and the address of its principal corporate trust office. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.9. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

SECTION 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be eligible to so serve, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.12 Appointment of Authenticating Agent. As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Issuer an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.9. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 (determined as provided in Section 6.8 with respect to the Trustee) and subject to supervision or examination by Federal or State authority.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12 with respect to one or more series of Securities, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and the Issuer shall provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 11.4. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Issuer agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

Sections 6.2, 6.3, 6.4 and, as agent of the Trustee, 7.3 shall be applicable to any Authenticating Agent.

ARTICLE SEVEN

CONCERNING THE SECURITYHOLDERS

SECTION 7.1 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

SECTION 7.2 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

(a) The fact and date of the execution by any Holder or his agent or proxy of any instrument, or the authority of such an agent or proxy to execute such an instrument, may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The fact of the holding by any Holder of an Unregistered Security of any series, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities of one or more series specified therein. The holding by the Person named in any such certificate of any Unregistered Securities of any series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced, or (2) the Security of such series specified in such certificate shall be produced by some other Person, or (3) the Security of such series specified in such certificate shall have ceased to be Outstanding. Subject to Sections 6.1 and 6.2, the fact and date of the execution of any such instrument and the amount and numbers of Securities of any series held by the Person so executing such instrument and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

(b) In the case of Registered Securities, the ownership of such Securities shall be proved by the Security register or by a certificate of the Security registrar.

SECTION 7.3 Holders to be Treated as Owners. Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder of any Unregistered Security and the Holder of any Coupon as the absolute owner of such Unregistered Security or Coupon (whether or not such Unregistered Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Unregistered Security or Coupon.

SECTION 7.4 Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 7.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any security shall be conclusive and binding upon such Holder and open all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

SECTION 7.6 Record Date for Consents and Waivers. The Issuer may, but shall not be obligated to, direct the Trustee to establish a record date for the purpose of determining the Persons entitled to (i) waive any past default with respect to the Securities of such series in accordance with Section 5.10 of the Indenture, (ii) consent to any supplemental indenture in accordance with Section 8.2 or (iii) waive compliance with any term, condition or provision of any covenant hereunder (if the Indenture should expressly provide for such waiver). If a record date is fixed, the Holders on such record date, or their duly designated proxies, and any such Persons, shall be entitled to waive any such past default, consent to any such supplemental indenture or waive compliance with any such term, condition or provision, whether or not such Holder remains a Holder after such record date; provided that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities of such series prior to the date which is the 90th day after such record date, any such waiver or consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 8.1 Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

(b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Nine;

(c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Securities or Coupons, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

(e) to establish the form or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.1 and 2.3; and

(f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.10.

The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

SECTION 8.2 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of any series affected by such supplemental indenture, the Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of such series or of the Coupons appertaining to such Securities; provided that no such supplemental indenture shall (a) change the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof (or the time at which any such redemption may be made), or make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or alter the provisions of Section 11.11 or impair or affect the right of any Securityholder to institute suit for the payment thereof, in each case without the consent of the Holder of each Security so affected; provided that no consent of any Holder of any Security shall be necessary under this Section 8.2 to permit the Trustee and the Issuer to execute supplemental indentures pursuant to Section 8.1(e) of this Indenture, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected, or (c) reduce the percentage of Securities of any series necessary to consent to waive any past default under this Indenture to less than a majority, without the consent of the Holders of each Security so affected, or (d) modify any of the provisions of this Section 8.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.9, 6.10 and 6.11.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, or of Coupons appertaining to such Securities, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the Coupons appertaining to such Securities.

Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof (i) to the Holders of then Outstanding Registered Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security register, (ii) if any Unregistered Securities of a series affected thereby are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee, by mailing a notice thereof by first-class mail to such Holders at such addresses as were so furnished to the Trustee and (iii) if any Unregistered Securities of a series affected thereby are then Outstanding, to all Holders thereof, by publication of a notice thereof at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 8.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 8.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Indenture.

SECTION 8.5 Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

ARTICLE NINE

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1 Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Issuer covenants that it will not merge with or into or consolidate with any corporation, partnership, or other entity or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Issuer shall be the continuing corporation, or the successor entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall be a corporation or partnership organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all obligations of the Issuer under this Indenture and the Securities, including the due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such entity, and (ii) the Issuer, such person or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition and, immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

SECTION 9.2 Successor Corporation Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities and Coupons thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) and the assumption of the obligations and covenants under the Securities and this Indenture in accordance with Section 9.1 the Issuer shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

SECTION 9.3 Opinion of Counsel Delivered to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE TEN

SATISFACTION AND DISCHARGE OF INDENTURE;

UNCLAIMED MONEYS

SECTION 10.1 Satisfaction and Discharge of Indenture. (A) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officer’s Certificate or indenture supplemental hereto pursuant to Section 2.3. If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder and all unmatured Coupons appertaining thereto (other than Securities of such series and Coupons appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all unmatured Coupons appertaining thereto (other than any Securities of such series and Coupons appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) in the case of any series of Securities where the exact amount (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (ii) below, (i) (x) all the Securities of such series and all unmatured Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation shall have become due and payable, or (y) are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.4) or, in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (aa) the principal and interest on all Securities of such series and Coupons appertaining thereto on each date that such principal or interest is due and payable and (bb) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture with respect to the Securities of such series and Coupons appertaining thereto shall cease to be of further effect (except as to (i) rights of registration or transfer and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of Holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder including any right to compensation and indemnification under Section 6.6, (v) the rights of the Holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.2) and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to the Securities of such series and Coupons appertaining thereto; provided that the rights of Holders of the Securities and Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses (including the reasonable fees and expenses of counsel) thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

(B) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officer’s Certificate or indenture supplemental hereto provided pursuant to Section 2.3. In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (a) below, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series and the Coupons appertaining thereto on the 91st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Securities of such series and Coupons appertaining thereto shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and of Coupons appertaining thereto and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of Holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer under Section 3.2) and the Trustee, at the expense of the Issuer, shall at the Issuer’s request, execute proper instruments acknowledging the same, if

(a) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series and Coupons appertaining thereto (i) cash in an amount, or (ii) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest on all Securities of such series and Coupons appertaining thereto on each date that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

(b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

(c) the Issuer has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series and Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(d) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

SECTION 10.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.4, all moneys and securities deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series and of Coupons appertaining thereto for the payment or redemption of which such moneys or securities have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys or securities need not be segregated from other funds except to the extent required by law.

SECTION 10.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 10.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for One Year. Any moneys or U.S. Government Obligations deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series or Coupons attached thereto and not applied but remaining unclaimed for one year after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Securities of such series and of any Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment (a) in respect of Registered Securities of any series, shall at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, (b) in respect of Unregistered Securities of any series the Holders of which have filed their names and addresses with the Trustee, shall at the expense of the Issuer, mail by first-class mail to such Holders at such addresses, and (c) in respect of Unregistered Securities of any series, shall at the expense of the Issuer cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York and once in an Authorized Newspaper in London (and if required by Section 3.6, once in an Authorized Newspaper in Luxembourg), notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 10.5 Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.1 or the principal or interest received in respect of such obligations.

ARTICLE ELEVEN

MISCELLANEOUS PROVISIONS

SECTION 11.1 Partners, Incorporators, Stockholders, Employees, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, employee, officer or director, as such, of the Issuer, of any partner of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the Coupons appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the Coupons appertaining thereto.

SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities and Coupons. Nothing in this Indenture, in the Securities or in the Coupons appertaining thereto, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities or Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and the Holders of the Securities or Coupons, if any.

SECTION 11.3 Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 11.4 Notices and Demands on Issuer, Trustee and Holders of Securities and Coupons. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities or Coupons to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to American Stores Company, 709 East South Temple, Salt Lake City, Utah 84102, Attention: Treasurer. Any notice, direction, request or demand by the Issuer or any Holder of Securities or Coupons to or upon the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to The First National Bank of Chicago, One First National Bank Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Administration.

Where this Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. Where this Indenture provides for notice to Holders of Unregistered Securities, (i) in respect of such Holders who have filed their names and addresses with the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in such filing and (ii) in respect of all other Holders of Unregistered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published at least once in an Authorized Newspaper in the Borough of Manhattan, the City of New York and at least once in an Authorized Newspaper in

London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg). In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 11.5 Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 3.5) shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

SECTION 11.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any series or any coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, and, in the case of payment, no interest shall accrue for the period after such date.

SECTION 11.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an “incorporated provision”), such incorporated provision shall control.

SECTION 11.8 New York Law to Govern. This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

SECTION 11.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.11 Securities in a Foreign Currency or in ECUs. Unless otherwise specified in an Officer’s Certificate delivered pursuant to Section 2.3 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a coin or currency other than Dollars (including ECUs), then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate as of the date of original issuance of such Securities. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

SECTION 11.12 Judgment Currency. The Issuer agrees, except as provided in Section 2.12 or by applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

SECTION 11.13 Calculation of Original Issue Discount; Calculation of Foreign Currency Equivalents; Certain Information Concerning Tax Reporting. As soon as practicable after the issuance of any Original Issue Discount Security, the Issuer shall furnish to the Trustee and the paying agent (if any) appointed pursuant to Section 3.4 an Officer’s Certificate setting forth (i) the amount of the original issue discount on such Security expressed as a U.S. dollar amount per $1,000 of principal amount of such Security, (ii) the yield to maturity for such Security and (iii) a table of the amounts that would be due and payable upon a declaration of acceleration of the Maturity of such Security for each day from the date of original issuance of such Security to the Stated Maturity of such Security.

As soon as practicable after the issuance of any Security denominated in any currency or currencies, including composite currencies, other than U.S. dollars, the Issuer shall furnish to the Trustee and the paying agent (if any) appointed pursuant to Section 3.4 an Officer’s Certificate specifying the Market Exchange Rate as of the date of such issuance and the U.S. dollar equivalent of the principal amount of such Security as of the date of original issuance of such Security (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the principal amount thereof that would be due and payable as of the date of original issuance of such Security upon a declaration of acceleration of the Maturity thereof as of such date) based upon such Market Exchange Rate. All decisions and determinations of the Issuer or its agent regarding the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer and all Holders.

The Issuer covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted to be taken by the Trustee in reliance upon any Officer’s Certificate furnished pursuant to this Section.

On or before December 15 of each year during which any Securities are outstanding, the Issuer shall furnish to the paying agent (if any) appointed pursuant to Section 3.4 and Trustee such information as may be reasonably requested by such paying agent or the Trustee in order that such paying agent (or, if there is no paying agent, the Trustee) may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 for the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includible in income for each $1,000 of principal amount of Original Issue Discount Securities outstanding during such year.

ARTICLE TWELVE

REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 12.1 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified, as contemplated by Section 2.3 for Securities of such series.

SECTION 12.2 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Notice of redemption to Holders of Unregistered Securities shall be published in an Authorized Newspaper in the Borough of Manhattan, The City of New York and in an Authorized Newspaper in London (and, if required by Section 3.6, in an Authorized Newspaper in Luxembourg), in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify, the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the paying agent appointed pursuant to Section 3.4 (or if there is no such paying agent, the Trustee) in the name and at the expense of the Issuer.

At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Issuer will deliver to the Trustee not less than 30 nor more than 60 days prior to the date fixed for redemption an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate stating that such restriction has been complied with.

If less than all the Securities of a series are to be redeemed, the paying agent appointed pursuant to Section 3.4 (or, if there is no such paying agent, the Trustee) shall select, in the manner specified in such Securities or specified pursuant to Section 2.3, or, if no manner is specified in the Securities or pursuant to Section 2.3, then by lot, pro rata or by such other manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The paying agent (or the Trustee, as the case may be) shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 12.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unmatured Coupons, if any, appertaining thereto shall be void, and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.3 and 2.7 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

If any Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer, the Trustee and any paying agent, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee or Authenticating Agent shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 12.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. If this section has been specified in accordance with Section 2.3 to be applicable to the Securities of any series, then Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee (and the paying agent, if any, appointed pursuant to Section 3.4) at least 45 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

SECTION 12.5 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

If this section has been specified in accordance with Section 2.3 to be applicable to the Securities of any series, then in lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee or paying agent Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee or paying agent for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the 60th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officer’s Certificate (which need not contain the statements required by Section 11.5)(a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series to be so credited has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day, to deliver such Officer’s Certificate and Securities (subject to the parenthetical clause in the second preceding sentence) specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or the equivalent thereof in any Foreign Currency or ECU) or a lesser sum in Dollars (or the equivalent thereof in any Foreign Currency or ECU) if the Issuer shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 (or the equivalent thereof in any Foreign Currency or ECU) or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 (or the equivalent thereof in any Foreign Currency or ECU) is available. The Trustee or paying agent shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. The Trustee or paying agent, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

The Issuer’s obligation to make a mandatory or optional sinking fund payment shall automatically be reduced by an amount equal to the sinking fund redemption price allocable to any Securities or portions thereof called for redemption pursuant to the preceding paragraph on any sinking fund payment date.

On or before each sinking fund payment date, the Issuer shall pay to the Trustee or paying agent, as the case may be, in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee or paying agent, as the case may be, shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee or paying agent, as the case may be, shall redeem or cause to be redeemed such Securities; provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and the appropriate corporate seals to be hereunto affixed and attested, all as of May 1, 1995.

AMERICAN STORES COMPANY

By
Title: Sr. Vice President, Treasurer and Assistant Secretary

[CORPORATE SEAL]

Attest:

By
Title: Chief Legal Officer and Assistant Secretary

THE FIRST NATIONAL BANK OF CHICAGO, Trustee

By
Title:

[CORPORATE SEAL]

Attest:

By
Title:

STATE OF
ss.:
COUNTY OF

On the 17th day of May, 1995, before me personally came Neal J. Rider, to me known, who being by me duly sworn did depose and say that he resides at Salt Lake City, Utah; that he is Sr. V.P., Treasurer and of American stores Company, one of the corporations described in and which executed the above instrument; that he knows the corporate seal if said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation and that he signed his name thereto by like authority

Notary Public

My Commission Expires

[NOTARIAL SEAL]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and the appropriate corporate seals to be hereunto affixed and attested, all as of May 1, 1995.

AMERICAN STORES COMPANY

By
Title:

[CORPORATE SEAL]

Attest:

By
Title:

THE FIRST NATIONAL BANK OF CHICAGO, Trustee

By
Title: Vice President

[CORPORATE SEAL]

Attest:

By
Title: Assistant Vice President

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)

On the 15th day of May, 1995, before me personally came R. D. Manella, to me known, who being by me duly sworn did depose and say that he resides at 211 Willow Parkway, Buffalo Grove, IL 60089; that he is a Vice President of The First National Bank of Chicago, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

NOTARY PUBLIC

(NOTARIAL SEAL)